UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2013

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, Telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2013, Puget Sound Energy, Inc. (“PSE”) entered into a Credit Agreement providing for credit facilities (collectively, the “PSE Facility”) with Wells Fargo Bank, National Association, as Administrative Agent, the lenders party thereto, the issuing banks party thereto, The Royal Bank of Scotland PLC, as Syndication Agent, Bank of America, N.A., Barclays Bank PLC, CoBank, ACB, Export Development Canada, and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Wells Fargo Securities, LLC, RBS Securities Inc., Barclays Bank PLC, CoBank, ACB, Export Development Canada, J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, to provide debt financing in the form of (i) a revolving liquidity facility (which includes a liquidity letter of credit facility and a swingline facility) in an aggregate amount at any one time outstanding not to exceed $650 million, (ii) a revolving energy hedging facility (which includes an energy hedging letter of credit facility) in an aggregate amount at any one time outstanding not to exceed $350 million. As of the closing date of the PSE Facility, there were no amounts outstanding and there was one letter of credit outstanding. Proceeds of the PSE Facility may be used as follows: (a) the revolving liquidity facility, swingline facility and liquidity letter of credit facility to (i) refinance certain indebtedness of PSE, (ii) pay fees, commissions and expenses in connection with the PSE Facility, (iii) finance ongoing working capital requirements and other general corporate purposes and (iv) support the energy purchases and hedging activities of PSE to the extent there is not availability under revolving energy hedging facility, and (b) the revolving energy hedging facility and energy hedging letter of credit facility to (i) support the energy purchases and hedging activities of PSE and (ii) finance ongoing working capital requirements and other general corporate purposes to the extent there is not availability under revolving liquidity facility.

The final maturity date under the PSE Facility is February 4, 2018. The terms and conditions of the PSE Facility include the following:

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Amounts outstanding under the PSE Facility bear interest rates indexed to the Eurodollar rate plus a margin that varies depending upon the credit ratings of PSE in effect from time to time or, at PSE’s discretion, an alternate base rate plus a margin that varies depending upon the credit ratings of PSE in effect from time to time;

¡	PSE is required to maintain a leverage ratio (the ratio of (a) total funded indebtedness, to (b) total capitalization) of less than or equal to 0.65 to 1.00 at all times; and

¡	The PSE Facility is unsecured.

The PSE Facility also contains certain customary representations and warranties, affirmative and negative covenants and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies for the lenders to accelerate any amounts outstanding under the PSE Facility. Additionally, the PSE Facility includes certain customary conditions that must be met for PSE to borrow or request to be issued letters of credit under the PSE Facility.

The foregoing description of the PSE Facility is only a summary and does not purport to be complete. A copy of the PSE Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the entry into the PSE Facility, on February 4, 2013, the PSE credit facility provided for in the following Credit Agreement was paid in full and terminated:

•

Credit Agreement dated as of February 6, 2009 among Puget Sound Energy, Inc., various financial institutions, and Barclays Bank PLC, as Facility Agent, the lenders party thereto, the issuing banks party thereto, Dresdner Bank AG New York Branch as Syndication Agent, Bayerische Landesbank, New York Branch, Caixa Geral De Depositos, New York Branch and Export Development Canada as Co-Documentation Agents, and Barclays Capital, the investment banking division of Barclays Bank PLC and Dresdner Bank AG New York Branch as Joint Mandated Lead Arrangers and Joint Bookrunners. The credit facility that was terminated was a five-year facility including a $400 million capital expenditure revolving loan facility, $350 million energy hedging revolving loan facility (which included an energy hedging letter of credit facility) and $400 million liquidity revolving loan facility (which included a liquidity letter of credit facility).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Credit Agreement dated as of February 4, 2013 among Puget Sound Energy, Inc., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, the other agents party thereto, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC. PUGET SOUND ENERGY, INC.

Dated: February 8, 2013	By:	/s/ Donald E. Gaines
Name: Donald E. Gaines
Title: Vice President, Finance and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Credit Agreement dated as of February 4, 2013 among Puget Sound Energy, Inc., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, the other agents party thereto, and the lenders party thereto.